     As filed with the Securities and Exchange Commission on March 6, 2000.

                                              Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 --------------

                              FORM S-3 AND FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                          CONTINENTAL CHOICE CARE, INC.
                          -----------------------------
             (Exact Name of Registrant as Specified in its Charter)

            New Jersey                                      22-327636
   (State or Other Jurisdiction of                     (I.R.S. Employer
    Incorporation or Organization)                   Identification No.)

35 Airport Road, Morristown, New Jersey                      07960
(Address of Principal Executive Offices)                   (Zip Code)


                          CONTINENTAL CHOICE CARE, INC.
       1994 Long-Term Incentive Award Plan, 1997 Equity Incentive Plan and
                       1994 Directors' Stock Option Plan
                            (Full Title of the Plan)

         Steven L. Trenk, 35 Airport Road, Morristown, New Jersey 07960
                     (Name and Address of Agent for Service)

                                 (973) 898-9666
          (Telephone Number, Including Area code, of Agent For Service)


         Approximate date of commencement of proposed sale to the public: Upon exercise of the options granted under the 1994 Long-Term Incentive Award Plan, 1997 Equity Incentive Plan and 1994 Directors' Stock Option Plan, but in no event prior to the effective date of this Registration Statement.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/


                         CALCULATION OF REGISTRATION FEE

=============================================================================================================================
  Title of securities to be         Amount to be         Proposed maximum      Proposed maximum      Amount of Registration
         registered                registered (1)       offering price per    aggregate offering             Fee (2)
                                                               share                 price
-----------------------------------------------------------------------------------------------------------------------------
Common Stock,                         1,750,000               $9.1875             $16,078,125                $4,245
no par value
=============================================================================================================================


(1) The aggregate amount of securities registered hereunder is 1,750,000 shares of Common Stock. Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended, this Registration Statement covers such additional shares of Common Stock to be offered or issued to prevent dilution as a result of future stock splits, stock dividends or similar transactions.

(2) The fee with respect to these shares has been calculated pursuant to paragraphs (h) and (c) of Rule 457 upon the basis of $9.1875, the average of the high and low selling price of the Registrant's Common Stock on March 3, 2000 as reported on the NASDAQ SmallCap Market.

PROSPECTUS
(Form S-3)

                          CONTINENTAL CHOICE CARE, INC.

                                1,750,000 Shares
                           Common Stock (no par value)

                                  ------------

                          Continental Choice Care, Inc.
         1994 Long-Term Incentive Award Plan, 1997 Equity Incentive Plan
                      and 1994 Directors' Stock Option Plan

         This Prospectus is being used in connection with the offering from time to time by certain shareholders (the "Selling Shareholders") of Continental Choice Care, Inc. (the "Company") or their successors in interest of shares of the Common Stock (no par value) of the Company ("Common Stock") which have been issued under, or may be acquired upon the exercise of, stock options pursuant to the Company's 1994 Long-Term Incentive Award Plan, 1997 Equity Incentive Plan and 1994 Directors' Stock Option Plan (collectively the "Plans").

         The Common Stock may be sold from time to time by the Selling Shareholders or by their pledgees, donees, transferees or other successors in interest. Such sales may be made in the over-the-counter market or otherwise at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions. The Common Stock may be sold by one or more of the following: (a) block trades in which the broker or dealer so engaged will attempt to sell the shares as agent but may position and resell portions of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; (c) an exchange distribution in accordance with the rules of such exchange; and (d) ordinary brokerage transactions and transactions in which the broker solicits purchases. In effecting sales, brokers or dealers engaged by the Selling Shareholders may arrange for other brokers or dealers to participate. Brokers or dealers will receive commissions or discounts from Selling Shareholders in amounts to be negotiated immediately prior to the sale. Such brokers or dealers and any other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act") in connection with such sales. In addition, any securities covered by this Prospectus which qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this Prospectus. The Company will not receive any of the proceeds from the sale of these shares, although it has paid the expenses of preparing this Prospectus and the related Registration Statement.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         The closing sale price of the Company's Common Stock on March 3, 2000 as reported by the NASDAQ SmallCap Market was $10.50.

                  The date of this Prospectus is March 6, 2000.

         NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS, OTHER THAN AS CONTAINED HEREIN, IN CONNECTION WITH THE OFFER MADE IN THE PROSPECTUS, AND ANY INFORMATION OR REPRESENTATION NOT CONTAINED HEREIN MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY.

-------

         The Company has filed with the Securities and Exchange Commission (the "Commission"), a Registration Statement under the Securities Act, with respect to the securities offered by this Prospectus. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Additional information concerning the securities offered hereby is to be found in the Registration Statement including various exhibits thereto, which may be inspected at the Commission's office in Washington, D.C.

                              AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and the Commission's regional offices located at Seven World Trade Center, Suite 1300, New York, New York 10048; and copies of such material can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates.

         The Common Stock of the Company is listed for quotation on the NASD's SmallCap Market and is traded under the Symbol "CCCI". Reports, proxy statements and other information filed by the Company can be inspected at the offices of the NASD, 1735 "K" Street, N.W., Washington, D.C. 20006.

                                    ---------

                       DOCUMENTS INCORPORATED BY REFERENCE

         The following documents filed with the Commission (File No. 0-245424) pursuant to the Exchange Act are incorporated herein by reference:

         1. The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1998;

         2. Amendment to the Registrant's Annual Report on Form 10-KSB40/A for the fiscal year ended December 31, 1998;

         3. The Registrant's Form 8-K filed on February 19, 1999;

         4. The Registrant's Quarterly Report on Form 10-QSB (for the quarterly period ended March 31, 1999) filed on May 17, 1999;

         5. The Registrant's Form 8-K filed on May 28, 1999;

         6. The Registrant's Quarterly Report on Form 10-QSB (for the quarterly period ended June 30, 1999) filed on August 16, 1999;

         7. The Registrant's Quarterly Report on Form 10-QSB (for the quarterly period ended September 30, 1999) filed on November 12,, 1999; and

         8. The Registrant's Form 8-K filed on October 1, 1999;

         All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering shall be deemed to be incorporated by reference in this Prospectus and to be a part of this Prospectus from the date of filing thereof.

         Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Prospectus.

         The Company will provide without charge to each person to whom this Prospectus is delivered, upon written or oral request of that person, a copy of all documents incorporated by reference into the Registration Statement of which this Prospectus is a part, other than exhibits to those documents (unless such exhibits are specifically incorporated by reference into such documents). Requests for such documents should be directed to Steven L. Trenk, President, Continental Choice Care, Inc., 35 Airport Road, Morristown, New Jersey 07960, telephone (973) 898-9666.

                                   THE COMPANY

Recent Developments

         Dry Cleaning. In April 1998, the Company established a subsidiary, United Dry Cleaning, LLC ("United"), for the purpose of acquiring and operating dry cleaning facilities in the Phoenix, Arizona area. During 1998, United acquired substantially all of the assets of four Arizona dry cleaning businesses comprising an aggregate of 11 locations, including cleaning plants and drop stores. In addition, United opened two dry cleaning stores not related to these transactions which were subsequently closed. In July 1999, United sold back substantially all of the assets of two dry cleaning stores it had acquired to the original seller. In consideration of the transaction, the original seller released a promissory note for $70,000 plus accrued interest United had issued in connection with the original purchase.

         In September 1999, United sold back substantially all of the assets of one additional dry cleaning store it had acquired. In consideration of the transaction, the original seller released the promissory note that United had issued in connection with the original transaction. At the time of the sale back, the note had a balance of $92,854 plus accrued interest. In addition, United closed two more dry cleaning locations the store it had acquired in 1998. An additional two stores acquired in 1998 were closed in October, 1999. The Company recognized a net loss from sale of businesses of $427,665 in 1999, which included a write-off of net goodwill of $423,199 related to these transactions.

         In the third quarter of 1999, the Company formed an additional subsidiary to operate dry cleaning services to hotels and institutional, industrial and other commercial users of dry cleaning services. Thereafter, under the terms of a Stock Purchase Agreement dated November 16, 1999, the Company sold the stock of United in consideration of $10,000 and the assumption of certain liabilities, including certain liabilities due to the Company to UDC Acquisition Corp., an Arizona corporation. The majority of the outstanding common stock of UDC Acquisition Corp. is owned by Jeffrey Trenk, the brother of Steven L. Trenk and the son of Alvin S. Trenk. Steven L, Trenk is the President and Chief Operating Officer of the Company and Alvin S. Trenk is the Chairman and Chief Executive Officer of the Company.

         Telecommunications. At the annual meeting of the Company's shareholders on June 30, 1999, the shareholders approved, among others, an Agreement and Plan of Merger ("Merger Agreement") dated as of February 5, 1999. The Merger Agreement provided for the merger of TelaLink Network, Ltd., a Delaware corporation with and into Quorum Communications, Inc., a Delaware corporation and wholly-owned subsidiary of the Company, and other related matters. TelaLink was formed primarily for the purpose of acquiring, operating and expanding the services provided by rural local exchange carriers. At the time the Merger Agreement was approved by the Company's shareholders, TelaLink and its subsidiary provided telephone service to approximately 1,550 customers.

          On September 21, 1999 the Company terminated the Merger Agreement. As of the date of the termination, the Company was due approximately $1,100,000 on loans to TelaLink Network, Ltd. and had made a down payment of $915,000 on the proposed $30,000,000 purchase of 95% of the common stock of Pine Tree Telephone and Telegraph Company, a Maine corporation ("Pinetree").

         The Company decided to terminate the Merger Agreement upon determining that financing for the proposed transactions would not be available on terms acceptable to the Company. On January 19, 2000, Country Roads Communications, Inc. acquired the Company's rights to acquire TelaLink and the PineTree stock and certain other rights and obligations of the Company related to the proposed transactions. The consideration payable by Country Roads Communications, Inc. was approximately $2,065,000, of which approximately $1,465,000 was paid in the form of cash and the remainder of which was paid by delivery of a promissory note in the principal amount of $500,000 maturing in January, 2005. The promissory note bears interest at the rate of 6.5% per annum payable in annual installments, subject to discount for early payment in full. No assurance can be given that the promissory note will be paid in whole or part or that any payment will be timely.



Company Background

         Prior Business. The Company was incorporated as a New Jersey corporation in 1993. Until October 1997, the Company was engaged primarily in the dialysis treatment business. The Company and its subsidiaries provided equipment, services and supplies to individuals in their homes and other residential alternative sites, including prisons and nursing homes and provided acute care dialysis placement services. The Company also owned and operated a center to train individual patients in the self-administration of peritoneal dialysis treatments. Until January 1998, the Company was also engaged in providing consulting and administrative services to customers (the "Consulting Customers") that provide dialysis treatments to patients at and from in-center facilities owned and operated by the customers. The Company also established an eighty (80%) percent owned subsidiary, Renal Management, Inc. ("RMI"), to engage in renal disease and nephrology practice management. From inception, RMI engaged primarily in forming a network of healthcare providers, exploring financing alternatives and marketing its business. RMI did not conduct any substantive business nor enter into any agreements with customers. In December 1998, the Company sold its interest in RMI to Renal Disease Management, Inc. in exchange for shares of that company's common stock.

                           FORWARD LOOKING STATEMENTS

         When used in this Prospectus, the words "may," "will," "intend," "anticipate," "believe," "project," "estimate," "expect" or similar terms referenced are intended to identify "forward-looking statements" within the meaning of Section 27A of the Securities Act, Section 21E of the Exchange Act, and the Private Securities Litigation Reform Act of 1995. They are typically used where certain factors may cause actual results to be materially different from the future outcome expressed or implied by such statements. Prospective investors are cautioned that any forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties. Actual results may differ materially from those included within the forward-looking statements as a result of various factors.

RISK FACTORS

         All prospective investors should carefully consider, among other things, the following factors before purchasing any securities offered hereby:

         Shares Under Stock Option Plans. The Company has reserved 3,000,000 shares of its Common Stock for issuance upon the exercise of stock options or similar awards which may be granted pursuant to the Company's 1994 Long-Term Incentive Award Plan (300,000 shares reserved), 1994 Directors' Stock Option Plan (200,000 shares reserved), and 1997 Equity Incentive Plan (2,500,000 shares reserved). At the date hereof, options to purchase an aggregate of approximately 1,445,000 shares have been issued under the Plans. Exercise of outstanding stock options, and stock options which have may be granted in the future, will reduce the percentage of Common Stock held by the public stockholders. Further, the terms on which the Company could obtain additional capital during the life of the stock options may be adversely affected, and it should be expected that the holders of the stock options will exercise them at a time when the Company would be able to obtain equity capital on terms more favorable than those provided for by the stock options.

         Proceeds of the Offering. The Company will not receive any of the proceeds of this offering. All of the proceeds of this offering will be received by individual employees, officers, directors and others who choose to exercise options ("Selling Security Holders"). However, the Company will receive the consideration necessary for the exercise of outstanding options issued under the Plan, if and when such options are exercised. See "Use of Proceeds."

         Possible Future Sales of Shares by the Selling Security Holders. Subject to the restrictions described under "Risk Factors -- Possible Resales Under Rule 144" and applicable law, Selling Security Holders could cause the sale of any or all the shares of Common Stock they own upon the effectiveness of the Registration Statement of which this Prospectus forms a part and their individual inclusion in the Registration Statement. The Selling Security Holders may determine to sell shares of Common Stock from time to time for any reason. Although the Company can make no prediction as to the effect, if any, that sales of shares of Common Stock owned by Selling Security Holders would have on the market price prevailing from time to time, sales of substantial amounts of Common Stock, or the availability of such shares for sale in the public market, could adversely affect prevailing market prices of Common Stock.

         Possible Resales Under Rule 144. Shares of Common Stock that have not been registered under the Securities Act and which are currently outstanding or issuable upon exercise of outstanding stock options or warrants may, under certain circumstances, be available for public sale by means of ordinary brokerage transactions in the open market pursuant to Rule 144, promulgated under the Act, subject to certain limitations. In general, under Rule 144, a person (or persons whose shares are aggregated) who has satisfied a one-year holding period may, under certain circumstances, sell within any three (3) month period a number of securities which does not exceed the greater of one (1%) percent of the then outstanding shares of Common Stock or the average weekly trading volume of the class during the four calendar weeks prior to such sale. Rule 144 also permits, under certain circumstances, the sale of securities, without any limitation, by a person who is not an affiliate of the Company and who has satisfied a two (2) year holding period. Any substantial sale of Common Stock pursuant to Rule 144 may have an adverse effect on the market price of the Shares or the competent securities.

         Shares Eligible for Future Sale. There are 3,267,500 shares of Common Stock currently outstanding. To the extent they are not held by "affiliates," the shares of Common Stock offered hereby are eligible for sale in the public market. Shares held by affiliates can be sold upon amendment to this document. Although the Company can make no prediction as to the effect, if any, that sales of the shares of Common Stock referred to above would have on the market price prevailing from time to time, sales of substantial amounts of Common Stock, or the availability of such shares for sale in the public market could adversely affect prevailing prices of the Common Stock.

         Potential Delisting of Securities. The Nasdaq Stock Market, Inc. ("Nasdaq") previously delisted the Company's securities from trading on its National Market System and permitted the Company's securities to trade on the Nasdaq SmallCap Market. In the event the Company is determined to be a "public shell" or otherwise fails to qualify for continued listing on Nasdaq, its securities could cease to be traded on the Nasdaq SmallCap Market. The term "public shell" generally includes a company whose securities are publicly traded but which conducts no substantial operating business. No assurance can be given that Nasdaq will not determine that the Company constitutes a "public shell." In the event the Company's securities are delisted, the Company may reapply to have its securities relisted for trading. However, it is the position of Nasdaq that the Company will have to meet the original listing requirements for trading, as opposed to the continuing listing requirements for trading, under which the Company's securities currently trade. The original listing requirements are more stringent than those for continued listing under both current and proposed Nasdaq listing requirements.

         NASDAQ SmallCap Market; Volatility of Price; Limited Public Market. Although currently the Common Stock is listed on the NASDAQ SmallCap Market, there can be no assurance that a regular trading market for the securities will be sustained, or that the market price of such securities will not decline. The trading price of the Common Stock could be subject to wide fluctuations in response to quarterly variations in the Company's operating results, announcements by the Company or others, developments affecting the Company, and other events or factors. In addition, the stock market has experienced extreme price and volume fluctuations in recent years. These fluctuations have had a substantial effect on the market price for many companies, often unrelated to the operating performance of such companies and may adversely affect the market price of the Common Stock.

         Investment Company Act Considerations. The Investment Company act of 1940, as amended ("1940 Act"), requires the registration of, and imposes various substantive restrictions on, certain companies that engage primarily, or propose to engage primarily, in the business of investing, reinvesting, or trading in securities, or that fail certain statistical tests regarding the composition of assets and sources of income, and are not primarily engaged in businesses other than investing, holding, owning or trading securities. The Company engages in businesses other than investing, reinvesting, owning, holding or trading in securities. However, the Company invests its funds, and will be required to invest any proceeds it receives upon exercise of outstanding securities, in a manner so as to avoid becoming subject to the registration requirements of the 1940 Act. Such investments result in the Company obtaining lower yields on the funds invested than might be available in the securities market generally. If the Company were required to register as an investment company under the 1940 Act, it would become subject to substantial regulation with respect to its capital structure, management, operations, transactions with affiliates, and other matters.

         Dependence on Existing Management and Key Personnel. The success of the Company is substantially dependent on the efforts and abilities of Alvin S. Trenk, the Chairman of the Board of Directors and the Chief Operating Officer, and Steven L. Trenk, its President. Decisions concerning the Company's future direction, its business and its management are and will continue to be made or significantly influenced by these individuals. The Company has entered into employment agreements with both Alvin S. Trenk and Steven L. Trenk. The loss or interruption of their continued services would have a materially adverse effect on the Company's business operations and prospects. Additionally, the Company's operations may be materially adversely affected if it is unable to obtain and retain qualified personnel.

         Control by Current Stockholders, Officers and Directors. Management and affiliates of the Company currently beneficially own (including shares they have the right to acquire) approximately 54.8% of the outstanding Common Stock. These persons are and will continue to be able to exercise control over the election of the Company's directors and the appointment of officers, increase the authorized capital, dissolve, merge or engage the Company in other fundamental corporate transactions. Certain change in control provisions found in the employment agreements of Steven L. Trenk and Alvin S. Trenk may have the effect of discouraging, delaying or preventing a change in control of the Company.

         Dividend Policy. The Company has never declared or paid a dividend on its Common Stock, and management expects that a substantial portion of the Company's future earnings will be retained for expansion or development of the Company's business. The decision to pay dividends, if any, in the future is within the discretion of the Board of Directors and will depend upon the Company's earnings, capital requirements, financial condition and other relevant factors such as contractual obligations. Management, therefore, does not contemplate that the Company will pay dividends on the Common Stock in the foreseeable future.

         Possible Adverse Effect of "Penny Stock" Rules in Liquidity for the Company's Securities. If the Company's securities are not listed on the Nasdaq SmallCap market or certain other national securities exchanges and the price thereof falls below $5.00, then subsequent purchases of such securities will be subject to the requirements of the penny stock rules absent the availability of another exemption. The Commission has adopted rules that regulate broker-dealer practices in connection with transactions in "penny stocks." Penny stocks generally are equity securities with a price of less than $5.00 (other than securities listed on certain national securities exchanges or designated for quotation on the Nasdaq system). The penny stock rules require a broker-dealer to (i) deliver a standardized risk disclosure document required by the SEC, (ii) provide the customer with (a) current bid and offer quotations for the penny stock, (b) the compensation of the broker-dealer and its salesperson in the transaction, and (c) monthly account statements showing the market value of each penny stock held in the customer's account, (iii) make a special written determination that the penny stock is a suitable investment for the purchaser, and (iv) receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. If the Company's securities become subject to the penny stock rules, stockholders may find it more difficult to sell their securities. If the Company's securities were subject to the existing or proposed regulations on penny stocks, the market liquidity for the Company's securities could be severely and adversely affected by limits on the ability of broker-dealers to sell the Company's securities and the ability of Selling Shareholders in this offering to sell their securities in the secondary market.

         Potential Conflicts of Interest. The Company has entered into various transactions with certain of its directors and principal shareholders and their affiliates which could result in potential conflicts of interest. The Company believes that all of such transactions and arrangements were fair and reasonable to the Company and were on terms no less favorable than could have been obtained from unaffiliated third parties. There can be no assurance, however, that future transactions or arrangements between the Company and its affiliates, if any, will continue to be advantageous to the Company, that conflicts of interest will not arise with respect thereto, or that if conflicts do arise, they will be resolved in a manner favorable to the Company. Any such future transactions will be on terms no less favorable to the Company than could be obtained from unaffiliated parties and will be approved by a majority of the independent and disinterested members of the Board of Directors, outside the presence of any interested directors and, to the extent deemed appropriate by the Board of Directors, the Company will obtain shareholder approval or fairness opinions in connection with any such transaction.

         Limitation on Directors' Liabilities under New Jersey Law. Pursuant to the Company's Certificate of Incorporation and under New Jersey law, directors of the Company are not liable to the Company or its stockholders for monetary damages for breach of fiduciary duty, except for liability in connection with a breach of duty of loyalty, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for dividend payments or stock repurchases illegal under New Jersey law or any transaction in which a director has derived an improper personal benefit.

         Indemnification of Directors under New Jersey Law. Pursuant to both the Company's Certificate of Incorporation and New Jersey law, the Company's officers and directors are indemnified by the Company for monetary damages for breach of fiduciary duty, except for liability which arises in connection with
(i) a breach of duty or loyalty, (ii) acts or omissions not made in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for dividend payments or stock repurchases illegal under New Jersey law, or (iv) any transaction in which the officer or director derived an improper personal benefit. The Company's Certificate of Incorporation does not have any effect on the availability of equitable remedies (such as an injunction or rescissions) for breach of fiduciary duty. However, as a practical matter, equitable remedies may not be available in particular circumstances. The Company has arranged for director and officer liability coverage to commence upon the closing of this offering.

         Authorization and Discretionary Issuance of Preferred Stock. The Company's Certificate of Incorporation authorizes the issuance of "blank check" preferred stock with such designations, rights and preferences as may be determined from time to time by the Board of Directors. Accordingly, the Board of Directors is empowered, without stockholder approval, to issue preferred stock with dividends, liquidation, conversion, voting or other rights which could adversely affect the relative voting power or other rights of the holders of the Company's Common Stock. In the event of issuance, the preferred stock could be used, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company, which could have the effect of discouraging bids for the Company and thereby prevent stockholders from receiving the maximum value for their shares. Although the Company has no present intention to issue any shares of its preferred stock, there can be no assurance that the Company will not do so in the future.

                                 USE OF PROCEEDS

         The shares which may be sold under this Prospectus will be sold for the respective accounts of each of the Selling Stockholders. Accordingly, the Company will not realize any proceeds from the sale of the shares, except that the Company will derive net proceeds of approximately $2,548,594 if all of the options currently outstanding are exercised for cash, and not on a cashless basis. Such funds will be available to the Company for working capital and general corporate purposes. No assurance can be given, however, as to when or if any or all of the options will be exercised. All expenses of the registration of the Shares will be paid for by the Company. See "Selling Shareholders" and "Plan of Distribution."

                              SELLING SHAREHOLDERS

         This prospectus relates to up to 1,750,000 shares of common stock of the Company which may be offered for resale by officers, directors and employees of the Company. The Company expects that certain of its "affiliates" will choose to reoffer common stock received pursuant to employee stock option plans in the future. To date, no affiliates of the Company have exercised outstanding options. The Company does not currently know which of its affiliates will exercise outstanding options or future options to acquire common stock. Further, the Company does not currently know which of such affiliates may choose to sell the common stock acquired on exercise of options, the amount of common stock to be sold pursuant to this reoffer prospectus, if any, or the timing of any such sales. As the identities and amount of securities to be sold become known to the Company, the Company will supplement this reoffer prospectus with that information.

                              PLAN OF DISTRIBUTION

         The securities covered by this Prospectus (the "Securities") may be sold from time to time by the Selling Security Holders, or by pledgees, transferees or other successors in interest, on NASDAQ SmallCap Market (or such other exchange on which the Securities are listed at the time of sale), at prices and at terms then prevailing or at prices related to the then current market price, or in privately negotiated transactions. The Securities may be sold by various methods, including, but not limited to one or more of the following; (a) directly in a privately negotiated transaction; (b) a block trade in which the broker or dealer so engaged will attempt to sell the Securities as agent but may position and resell a portion of the block as principal to facilitate the transaction; (c) purchased by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this Prospectus;
(d) an exchange transaction in accordance with the rules of such exchange; and
(e) ordinary brokers transactions and transactions in which the broker solicits purchasers. In effecting sales, brokers or dealers engaged by the Selling Security Holders may arrange for other brokers or dealers to participate. Alternatively, the Selling Security Holders may from time to time offer the Securities through underwriters, dealers or agents who may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Security Holders and/or the purchasers of Securities for whom they may act as agents. In addition any of the Securities which qualify for sale pursuant to Rule 144 under the Securities Act, or otherwise pursuant to an applicable exemption under the Securities Act, may be sold other than pursuant to this Prospectus.

         The Selling Security Holders and any such underwriters, dealers or agents that participate in the distribution of Securities may be deemed to be underwriters, and any profit on the sale of the Securities by them and any discounts, commissions or concessions received by them may be deemed to be underwriting discounts and commissions under the Securities Act. The Securities may be sold from time to time in one or more transactions at a fixed offering price, which may be changed, or at varying prices determined at the time of sale or at negotiated prices. Such prices will be determined by the Selling Security Holders or by an agreement between the Selling Security Holders and underwriters or dealers. Brokers or dealers acting in connection with the sale of the Securities contemplated by this Prospectus may receive fees or commissions in connection therewith.

         At the time a particular offer of Securities is made, to the extent required, a supplement to this Prospectus will be distributed which will identify and set forth the aggregate amount of Securities being offered and the terms of the offering, including the name or names of any underwriters, dealers or agents, the purchase price paid by any underwriter for Securities purchased from the Selling Security Holders, any discounts, commissions and other items constituting compensation from the Selling Security Holders and/or the Company and any discounts, commissions or concessions allowed or re-allowed or paid to dealers, including the proposed selling price to the public. Such supplement to this Prospectus and, if necessary, a post-effective amendment to the Registration Statement of which this Prospectus is a part, will be filed with the Commission to reflect the disclosure of additional information with respect to the distribution of the Securities. The Company will pay all of the expenses incident to the registration and certain other expenses related to this offering with respect to Securities, other than underwriting commissions and discounts, normal commission expenses and brokerage fees, applicable transfer taxes and attorney's fees of Selling Security Holders' counsel.

         Upon the Company's being notified by any Selling Stockholder that any material arrangement has been entered into with a broker-dealer for the sale of Securities through a cross or block trade, a supplemental prospectus will be filed under Rule 424(c) under the Securities Act, setting forth the name of the participating broker-dealer(s), the number of shares involved, the price at which such shares were sold by the Selling Stockholder, the commissions paid or discounts or concessions allowed by the Selling Shareholder to such broker-dealer(s), and where applicable, that such broker-dealer(s) did not conduct any investigation to verify the information set out in this Prospectus.

         Any Securities covered by this Prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under that Rule rather than pursuant to this Prospectus.

         The Selling Security Holders have entered into indemnification agreements with the Company pursuant to which the Company will be indemnified against failure by the Selling Security Holders to deliver a Prospectus if required, as well as against certain civil liabilities, including liabilities under the Securities Act or the Exchange Act, incurred in connection with any untrue (or alleged untrue) statement of a material fact or omission of a material fact in this Registration Statement to the extent such liability relates to information supplied by the Selling Security Holder for inclusion in the Registration Statement or Prospectus.

         Under applicable rules and regulations under the Exchange Act, any person engaged in a distribution of the Securities may not enter bids to purchase, purchase or engage in similar trading or market making activities with respect to the Securities for a period commencing nine business days prior to the commencement of such distribution and ending with the completion of such distribution. In addition, and without limiting the foregoing, the Selling Security Holders and any person participating in the distribution of the Securities will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including without limitation Regulation M, which provisions may limit the timing of purchases and sales of the Securities by the Selling Security Holders. All of the foregoing may affect the marketability of the Securities.

         In order to comply with certain states' securities laws, if applicable, the Securities will be sold in such jurisdictions only through registered or licensed brokers or dealers. In certain states the Securities may not be sold unless the Securities have been registered or qualified for sale in such state, or unless an exemption from registration or qualification is available and is obtained.

         There can be no assurance that the Selling Security Holders will sell any or all of the Securities offered by them hereby.

                                     PART II
                                     -------

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


ITEM 3 (FORM S-8): DOCUMENTS INCORPORATED BY REFERENCE

         The following documents filed with the Commission (File No. 0-245424) pursuant to the Exchange Act are incorporated herein by reference:

         1. The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1998;

         2. Amendment to the Registrant's Annual Report on Form 10-KSB40/A for the fiscal year ended December 31, 1998;

         3. The Registrant's Form 8-K filed on February 19, 1999;

         9. The Registrant's Quarterly Report on Form 10-QSB (for the quarterly period ended March 31, 1999) filed on May 17, 1999;

        10. The Registrant's Form 8-K filed on May 28, 1999;

        11. The Registrant's Quarterly Report on Form 10-QSB (for the quarterly period ended June 30, 1999) filed on August 16, 1999;

        12. The Registrant's Quarterly Report on Form 10-QSB (for the quarterly period ended September 30, 1999) filed on November 12,, 1999; and

        13. The Registrant's Form 8-K filed on October 1, 1999;


         All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering shall be deemed to be incorporated by reference in this Prospectus and to be a part of this Prospectus from the date of filing thereof.

         Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Prospectus.

ITEM 4 (FORM S-8): DESCRIPTION OF SECURITIES

Not Applicable.

ITEM 5 (FORM S-8): INTERESTS OF NAMED EXPERTS AND COUNSEL

         The consolidated financial statements for the years ended December 31, 1998 and 1997, incorporated by reference in this Registration Statement have been audited by Arthur Andersen, LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of such firm as experts in giving said report.

         The legality of the Common Stock to be offered hereby has been passed upon for the Company by Reed Smith Shaw & McClay LLP, One Riverfront Plaza, Newark, New Jersey 07102. Jeff Ellentuck, Esq., Counsel to the firm, holds options to acquire shares of the Company's common stock.

ITEM 6 (FORM S-8) AND ITEM 15 (FORM S-3): INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 14A:3-5(2) of the Business Corporation Act of the State of New Jersey (the "Business Corporation Act") provides, in general, that a corporation shall have the power to indemnify a corporate agent against his expenses and liabilities in connection with any proceeding involving the corporate agent by reason of his being or having been such a corporate agent, other than a proceeding by or in the right of the corporation, if (a) such corporate agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation; and (b) with respect to any criminal proceeding, such corporate agent had no reasonable cause to believe his conduct was unlawful. The termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that such corporate agent did not meet the applicable standards of conduct set forth in paragraphs (a) and (b) above.

         Section 14A:3-5(3) of the Business Corporation Act provides, in general, that a corporation shall have power to indemnify a corporate agent against his expenses in connection with any proceeding by or in the right of the corporation to procure a judgment in its favor which involves the corporate agent by reason of his being or having been such corporate agent, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. However, in such proceeding no indemnification shall be provided in respect of any claim, issue or matter as to which such corporate agent shall have been adjudged to be liable to the corporation, unless and only to the extent that the Superior Court or the court in which such proceeding was brought shall determine upon application that despite the adjudication of liability, but in view of all circumstances of the case, such corporate agent is fairly and reasonably entitled to indemnity for such expenses as the Superior Court or such other court shall deem proper.

         Section 14A:3-5(4) of the Business Corporation Act provides, in general, that a corporation shall indemnify a corporate agent against expenses to the extent that such corporate agent has been successful on the merits or otherwise in any proceeding referred to in subsections 14A:3-5(2) and 14A:3-5(3) or in defense of any claim, issue or matter therein.

         Section 14A:3-5(9) of the Business Corporation Act provides, in general, that a corporation shall have power to purchase and maintain insurance on behalf of any corporate agent against any expenses incurred in any proceeding and any liabilities asserted against him by reason of his being or having been a corporate agent, whether or not the corporation would have the power to indemnify him against such expenses and liabilities under the provision of this section.

         The Business Corporation Act also provides that a corporation's certificate of incorporation may provide that a director or officer shall not be personally liable, or shall be liable only to the extent therein provided, to the corporation or its shareholders for damages for breach of any duty owed to the corporation or its shareholder, except that such provision shall not relieve a director from liability for any breach of duty based upon an act or omission
(a) in breach of such person's duty of loyalty to the corporation or its shareholders, (b) not in good faith or involving a knowing violation of law or
(c) resulting in receipt by such person of an improper personal benefit.

         The Company's by-laws and Certificate of Incorporation provide that the Company will indemnify its officers, directors, employees and agents to the fullest extent permitted by the Business Corporation Act.

         The Company's Certificate of Incorporation eliminates the personal liability of the directors to the fullest extent permitted by the Business Corporation Law.

         In addition to such other rights of indemnification as they may have as directors or as members of the committee (the "Committee") administering the Company's 1944 Long-Term Incentive Awared Plan and the 1997 Equity Incentive Plan (the "Plans"), under the terms of the Plans the members of the Committee shall be indemnified by the Company against the reasonable expenses, including attorney's fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plans or any option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Board member is liable for negligence or misconduct in the performance of his duties.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act") may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7 (FORM S-8):  EXEMPTION FROM REGISTRATION CLAIMED

Not applicable.

ITEM 8 (FORM S-8) AND ITEM 17 (FORMS-3):  EXHIBITS

Number    Description
------    -----------
3.1       Registrant's Certificate of Incorporation(1)

3.2       Registrant's By-Laws(1)

4.1       Registrant's 1994 Long-Term Incentive Plan(1)

4.2       Registrant's 1997 Equity Incentive Plan

4.3       Registrant's Directors' Stock Option Plan (1)


5.1       Opinion of Reed Smith Shaw & McClay LLP

23.1      Consent of Arthur Anderson, L.L.P.

23.2      Consent of Reed Smith Shaw & McClay LLP (included in Exhibit 5.1)

24        Power of Attorney

(1) Incorporated by reference to the Registrant's Form SB-2 Registration Statement No. 33-78288 declared effective July 20, 1994.

ITEM 9:  UNDERTAKINGS

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 15, 1999 included in Continental Choice Care, Inc.'s Form 10-KSB/A for the year ended December 31, 1998 and to all references to our Firm included in this registration statement.



                                                ARTHUR ANDERSEN LLP


Roseland, New Jersey
March 6, 2000

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Morristown, New Jersey, on March 6, 2000.


                                            CONTINENTAL CHOICE CARE, INC.


                                            By: /s/ Steven L. Trenk
                                                --------------------------------
                                                Steven L. Trenk, President



         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Steven L. Trenk and Alvin S. Trenk true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8, and to file the same, with all exhibit thereto, and any other documents in connection therewith, with the Commission, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.



Signature                                           Title                                    Date
---------                                           -----                                    ----
/s/ Steven L. Trenk
------------------------         President, Chief Operating Officer and Director         March 6, 2000
Steven L. Trenk

/s/ Alvin S. Trenk
------------------------         Chairman of the Board                                   March 6, 2000
Alvin S. Trenk

/s/ Mark N. Raab
------------------------         Chief Financial Officer & Treasurer                     March 6, 2000
Mark N. Raab

/s/ Martin G. Jacobs
------------------------        Director                                                 March 6, 2000
Martin G. Jacobs, M.D.

/s/ Jeffrey Mendell
------------------------        Director                                                 March 6, 2000
Jeffrey Mendell


/s/ Stanley B. Amsterdam
------------------------        Director                                                 March 6, 2000
Stanley B. Amsterdam

Exhibit 4.2

                          CONTINENTAL CHOICE CARE, INC.
                           1997 EQUITY INCENTIVE PLAN
                          -----------------------------


1. PURPOSE
   -------

         The purpose of this 1997 Equity Incentive Plan (the "Plan"), is to advance the interests of Continental Choice Care, Inc. (the "Company") and its subsidiaries by enhancing the ability of the Company to (i) attract and retain employees and other persons or entities who are in a position to make significant contributions to the success of the Company and its subsidiaries;
(ii) reward such persons for such contributions, and (iii) encourage such persons or entities to take into account the long-term interest of the Company through ownership of shares ("Shares") of the Company's common stock ("Stock").

         The Plan is intended to accomplish these goals by enabling the Company to grant awards ("Awards") in the form of Options, Stock Appreciation Rights ("SARs"), Restricted Stock or Deferred Stock, all as more fully described below.

2. ADMINISTRATION
   --------------

         The Plan will be administered by the Compensation Committee (the "Committee") of the Board of Directors of the Company (the "Board") and to the extent deemed necessary or advisable by the Board, will be constituted to permit the Plan to comply with Rule 16b-3 ("Rule 16b-3") promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any successor rule and to comply with the requirements for a compensation committee composed of outside directors under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). The Committee will determine the recipients of Awards, the times to which Awards will be made and the size and type or types of Awards to be made to each recipient and will set forth in such Awards the terms, conditions and limitations applicable to it. Awards may be made singly, in combination or in tandem. The Committee will have full and exclusive power to interpret the Plan, to adopt rules, regulations and guidelines relating to the Plan, to grant waivers of Plan restrictions and to make all of the determinations necessary for its administration. In its discretion, the Board of Directors may elect to administer all or any aspects of the Plan and to perform any of the duties or exercise any of the rights delegated or granted to the Committee under the terms of the Plan and in such event all references to the Committee contained herein shall mean the Board of Directors; provided, however, that the Board may not make such election if the election by itself shall result in the failure of the Plan to comply with Rule 16b-3 or Code Section 162(m). Such determinations and actions of the Committee (or the Board as the case may be), and all their determinations and actions of the Committee (or the Board as the case may be) made or taken under authority granted by any provision of the Plan, will be conclusive and binding on all parties. Nothing in this paragraph shall be construed as limiting the power of the Committee or the Board to make adjustments under Section 12 or to amend or terminate the Plan under Section 18.

3. EFFECTIVE DATE AND TERM OF PLAN
   -------------------------------

         The Plan will become effective on the date on which it is approved by the stockholders of the Company. Grants and Awards under the Plan may be made prior to that date, subject to such approval of the Plan.

         The Plan will terminate ten years after the effective date of the Plan, subject to earlier termination of the Plan by the Board pursuant to Section 18. No Award may be granted under the Plan after the termination date of the Plan, but Awards previously granted may extend beyond that date.

4. SHARES SUBJECT TO THE PLAN
   --------------------------

         Subject to adjustment as provided in Section 12 below, (i) the maximum aggregate number of Shares of Stock that may be delivered for all purposes under the Plan shall be 1,250,000 and (ii) the maximum number of Shares of Stock awarded to any Participant (as defined in Section 5 below) in any calendar year under the Plan shall be (x) 125,000 Shares of Stock in the case of all participants other than the Chairman and Chief Executive Office of the Company and (y) 150,000 Shares of Stock in the case of the Chairman and Chief Executive Officer of the Company. The maximum aggregate number of Shares of Stock which may be issued under the Plan pursuant to the exercise of ISOs (as defined in Section 7 below) shall be 1,250,000.

         If any Award requiring exercise by the Participant for delivery of Stock is canceled or terminates without having been exercised in full, or if any Award payable in Stock or cash is satisfied in cash rather than Stock, the number of Shares of Stock as to which such Award was not exercised or for which cash was substituted will be available for future grants of Stock except that Stock subject to an Option canceled upon the exercise of an SAR shall not again be available for Awards under the Plan unless, and to the extent that, the SAR is settled in cash. Likewise, if any Award payable in Stock or cash is satisfied in Stock rather than cash, the amount of cash for which such Stock was substituted will be available for future Awards of cash compensation. Shares of Stock tendered by a Participant or withheld by the Company to pay the exercise price of an Option or to satisfy the tax withholding obligations of the exercise or vesting of an Award shall be available again for Awards under the Plan, but only to Participants who are not subject to Section 16 of the Exchange Act. Shares of Restricted Stock forfeited to the Company in accordance with the Plan and the terms of the particular Award shall be available again for Awards under the Plan unless the Participant has received the benefits of ownership (within the applicable interpretation under Rule 16b-3), in which case such shares may only be available for Awards to Participants who are not subject to Section 16 of the Exchange Act.

         Stock delivered under the Plan may be either authorized but unissued Stock or previously issued Stock acquired by the Company and held in treasury. No fractional Shares of Stock will be delivered under the Plan and the Committee shall determine the manner in which fractional shares value will be treated.

5. ELIGIBILITY AND PARTICIPATION
   -----------------------------

         Those eligible to receive Awards under the Plan ("Participants"), will be persons in the employ of the Company or any of its subsidiaries ("Employees") and other persons or entities who, in the opinion of the Committee, are in a position to make a significant contribution to the success of the Company or its subsidiaries, except that members of the Committee may not be a Participant without ratification by the Board. A "subsidiary" for purposes of the Plan, will be a corporation in which the Company owns, directly or indirectly, stock possessing 50% or more of the total combined voting power of all classes of stock, or any other entity, including partnerships, limited partnerships, limited liability companies, or limited liability partnerships in which the Company owns a majority of the equity interest or controls the voting power.

6. DELEGATION OF AUTHORITY
   -----------------------

         The Committee may delegate to senior officers of the Company who are also directors of the Company (including, without limitation, the Chief Executive Officer and/or President) its duties under the plan subject to such conditions and limitations as the Committee may prescribe, except that only the Committee may designate and make grants, including, without limitation, decisions on timing, amount and pricing of Awards, to Participants (i) who are subject to Section 16 of the Exchange Act or any successor statute, or (ii) whose compensation is covered by Section 162(m) of the Code.

7. OPTIONS
   -------

     (a) Nature of Options. An Option is an Award entitling the Participant to purchase a specified number of Shares at a specified exercise price. Both "incentive stock options", as defined in Section 422 of the Code (referred to herein as an "ISO") and non-incentive stock options may be granted under the Plan. ISOs may be awarded only to Employees.

     (b) Exercise Price. The exercise price of each Option shall be determined by the Committee, but shall not be less than fifty percent (50%) of the Fair Market Value of a Share at the time the Option is granted, and in the case of an ISO shall not be less than 100% (110% in the case of an ISO granted to a ten-percent shareholder) of the Fair Market Value of a share at the time the ISO is granted. For purposes of this Plan, "Fair Market Value" shall mean, except as provided below, the average of the high and low sale prices or, in case no such sale takes place on such day, the average of the high bid and low asked prices, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on an exchange or, if the common stock is not then listed or admitted to trading on an exchange, the average of the high bid and low asked prices in the over-the-counter market, as reported by the NASDAQ Stock Market or such other system then in use, or, if on any such date the common stock is not quoted by any such organization, the average of the high bid and low asked prices as furnished by a professional market maker selected by the Board of Directors making a market in the Stock. In the case of ISOs, the term "Fair Market Value" shall have the same meaning as it does in the provisions of the Code and the regulations thereunder applicable to ISOs. In addition, options will not be exercisable unless the shares subject thereto have been approved for listing on any exchange or quotation system on which the common stock is then listed or quoted. Subject to the conditions described above with respect to the exercise price and listing of the common stock, the Committee may at any time and from time to time accelerate the time at which all or any part of the Option may be exercised. For purposes of this Plan, "ten-percent shareholder" shall mean any Employee who at the time of grant owns directly, or is deemed to own by reason of the attribution rules set forth in Section 424(d) of the Code, Stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any of its subsidiaries.

     (c) Duration of Options. In no case shall an Option be exercisable more than ten years (five years, in the case of an ISO granted to a "ten-percent shareholder" as defined in (b) above) from the date the Option was granted.

     (d) Exercise of Options and Conditions. Options granted under any single Award will become exercisable at such time or times, and on and subject to such conditions, as the Committee may specify. The options may be subject to such restrictions, conditions and forfeiture provisions as the Committee may determine, including, but not limited to, restrictions on transfer; continuous service with the Company or any of its Subsidiaries; achievement of business objectives, and individual, unit and Company performance. The Committee may at any time and from time to time accelerate the time at which all or any part of the Option may be exercised.

     (e) Payment for and Delivery of Stock. Full payment for Shares purchased will be made at the time of the exercise of the Option, in whole or in part. Payment of the purchase price will be made in cash or in such other form as the Committee may approve, including, without limitation, delivery of Shares of Stock.

8.   STOCK APPRECIATION RIGHTS

     (a) Nature of Stock Appreciation Rights. A Stock Appreciation Right is an Award entitling the recipient to receive payment, in cash and/or Stock, determined in whole or in part by reference to appreciation in the value of a Share. In general, an SAR entitles the recipient to receive, with respect to each Share as to which the SAR is exercised, the excess of the Fair Market Value of a Share on the date of exercise over the Fair Market Value of a Share on the date the SAR was granted. However, the Committee may provide at the time of grant that the amount the recipient is entitled to receive will be adjusted upward or downward under rules established by the Committee to take into account the performance of the Shares in comparison with the performance of other stocks or an index or indices of other stocks.

     (b) Grant of SARs. SARs may be granted in tandem with, or independently of, Options granted under the Plan. An SAR granted in tandem with an Option which is not an ISO may be granted either at or after the time the Option is granted. An SAR granted in tandem with an ISO may be granted only at the time the Option is granted.

     (c) Exercise of SARs. An SAR not granted in tandem with an Option will become exercisable at such time or times, and on such conditions, as the Committee may specify. An SAR granted in tandem with an Option will be exercisable only at such times, and to the extent, that the related Option is exercisable. An SAR granted in tandem with an ISO may be exercised only when the market price of the Shares subject to the Option exceeds the exercise price of such Option. The Committee may at any time and from time to time accelerate the time at which all or part of the SAR may be exercised. At the option of the Company, upon exercise an SAR may be settled in cash, Stock or a combination of both.

9. RESTRICTED STOCK
   ----------------

         A Restricted Stock Award entitles the recipient to acquire Shares, subject to certain restrictions or conditions, for no cash consideration, if permitted by applicable law, or for such other consideration as determined by the Committee. The Award may be subject to such restrictions, conditions and forfeiture provisions as the Committee may determine, including, but not limited to, restrictions on transfer; continuous service with the Company or any of its Subsidiaries; achievement of business objectives, and individual, unit and Company performance. Subject to such restrictions, conditions and forfeiture provisions as may be established by the Committee, any Participant receiving an Award will have all the rights of a stockholder of the Company with respect to Shares of Restricted Stock, including the right to vote the Shares and the right to receive any dividends thereon.

10. DEFERRED STOCK
    --------------

         A Deferred Stock Award entitles the recipient to receive Shares to be delivered in the future. Delivery of the Shares will take place at such time or times, and on such conditions, as the Committee may specify. The Committee may at any time accelerate the time at which delivery of all or any part of the Shares will take place. At the time any Deferred Stock Award is granted, the Committee may provide that the Participant will receive an instrument evidencing the Participant's right to future delivery of Deferred Stock.

11. TRANSFERS
    ---------

         No Award (other than an outright Award in the form of Stock) may be assigned, pledged or transferred other than by will or by the laws of descent and distribution and during a Participant's lifetime will be exercisable only by the Participant or, in the event of a Participant's incapacity, his or her guardian or legal representative.

12. ADJUSTMENTS
    -----------

     (a) In the event of a stock dividend, stock split or combination of Shares, recapitalization or other change in the Company"s capitalization, or other distribution to common stockholders other than normal cash dividends, after the effective date of the Plan, the Committee will make any appropriate adjustments to the maximum number of Shares that may be delivered under the Plan and to any Participant under Section 4 above.

     (b) In any event referred to in paragraph (a), the Committee will also make any appropriate adjustments to the number and kind of Shares of Stock or securities subject to Awards then outstanding or subsequently granted, any exercise prices relating to Awards and any other provision of Awards affected by such change. The Committee may also make such adjustments to take into account material changes in law or in accounting practices or principles, mergers, consolidations, acquisitions, dispositions or similar corporate transactions, or any other event, if it is determined by the Committee that adjustments are appropriate to avoid distortion in the operation of the Plan.

13. RIGHTS AS A STOCKHOLDER
    -----------------------

         Except as specifically provided by the Plan, the receipt of an Award will not give a Participant rights as a stockholder; the Participant will obtain such rights, subject to any limitations imposed by the Plan or the instrument evidencing the Award, upon actual receipt of Shares.

14. CONDITIONS ON DELIVERY OF STOCK
    -------------------------------

         The Company will not be obligated to deliver any Shares pursuant to the Plan or to remove any restrictions or legends from Shares previously delivered under the Plan until (a) in the opinion of the Company's counsel, all applicable federal and state laws and regulations have been complied with, (b) if the outstanding Shares are at the time listed on any stock exchange, until the Shares to be delivered have been listed or authorized to be listed on such exchange upon official notice of notice of issuance, and (c) until all other legal matters in connection with the issuance and delivery of such Shares have been approved by the Company's counsel. If the sale of Shares has not been registered under the Securities Act of 1933, as amended and qualified under the appropriate "blue sky" laws, the Company may require, as a condition to exercise of the Award, such representations and agreements as counsel for the Company may consider appropriate to avoid violation of such Act and laws and may require that the certificates evidencing such Shares bear an appropriate legend restricting transfer.

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


         If an Award is exercised by the Participant"s legal representative, the Company will be under no obligation to deliver shares pursuant to such exercise until the Company is satisfied as to the authority of such representative.

15. TAX WITHHOLDING
    ---------------

         The Company will have the right to deduct from any cash payment under the Plan taxes that are required to be withheld and further to condition the obligation to deliver or vest shares under this Plan upon the Participant's paying the Company such amount as it may request to satisfy any liability for applicable withholding taxes. The Committee may in its discretion permit Participants to satisfy all or part of their withholding liability by delivery of Shares with a Fair Market Value equal to such liability or by having the Company withhold from Stock delivered upon exercise of an Award, Shares whose Fair Market Value is equal to such liability.

16. MERGERS, ETC.
    -------------

         In the event of a proposal, which is approved by the Board of Directors, of any merger or consolidation involving the Company where the Company is not the surviving entity, any sale of substantially all of the Company's assets or any other transaction or series of related transactions as a result of which a single person or several persons acting in concert own a majority of the Company's then outstanding Stock (such merger, consolidation, sale or other transaction being hereinafter referred to as a "Transaction"), all outstanding Options and SARs shall become exercisable immediately before or contemporaneously with the consummation of such transaction and each outstanding share of Restricted Stock and each outstanding Deferred Stock Award shall immediately become free of all restrictions and conditions upon consummation of such transaction. Upon consummation of the Transaction, all outstanding Options and SARs shall terminate and cease to be exercisable. There shall be excluded from the foregoing any Transaction as a result of which the holders of Stock prior to the Transaction retain or acquire securities constituting a majority of the outstanding voting common stock of the acquiring or surviving corporation or other entity. For purposes of this Section, voting common stock of the acquiring or surviving corporation or other entity that is issuable upon conversion of convertible securities or upon exercise of warrants or options shall be considered outstanding, and all securities that vote in the election of directors (other than solely as the result of a default in the making of any dividend or other payment) shall be deemed to constitute that number of shares of voting common stock which is equivalent to the number of such votes that may be cast by the holders of such securities.

         In lieu of the foregoing, if the Company will not be the surviving corporation or entity, the Committee may, by vote of a majority of the members of the Committee who are Continuing Directors (as defined below), arrange to have such acquiring or surviving corporation or entity or an Affiliate (as defined below) thereof grant to participants holding outstanding Awards replacement Awards which, in the case of ISOs, satisfy, in the determination of the Committee, the requirements of Section 424(a) of the Code.

         The term "Continuing Director" shall mean any director of the Company who (i) is not an Acquiring person or an Affiliate of an Acquiring Person and
(ii) either was (A) a member of the Board of Directors of the Company on the date of adoption of this Plan or (B) nominated for his or her initial term of office by a majority of the Continuing Directors in office at the time of such nomination. The term "Acquiring Person" shall mean, with respect to any Transaction, each Person who is a party to or a participant in such Transaction or who, as a result of such Transaction, would (together with other Persons acting in concert) own a majority of the Company's outstanding Common Stock; provided, however, that none of the Company, any wholly-owned subsidiary of the Company, any employee benefit plan of the Company or any trustee in respect thereof acting in such capacity shall, for purposes of this Section, be deemed an "Acquiring Person." The term "Affiliate" with respect to any Person, shall mean any other Person who is, or would be deemed to be an "affiliate" or an "associate" of such Person within the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended. The term "Person" shall mean a corporation, association, partnership, joint venture, trust, organization, business, individual or government or any governmental agency or political subdivision thereof.

17. TERMINATION OF EMPLOYMENT
    -------------------------

         Subject to the discretion of the Committee as demonstrated in any written agreement associated with an Award, the Committee may provide for provisions similar to the following to be applicable to any Award to an Employee if such grantee ceases to be an Employee after an Award:

         (a) if termination of employment is voluntary or involuntary without cause, the Participant may exercise each Option or SAR held by the Participant within three months after such temination (but not after the expiration date of the Option or SAR) to the extent of the number of Shares subject to the Option or SAR as of the date of termination;

         (b) if termination is for cause, all Options or SARs held by the Participant shall be cancelled as of the date of termination;

         (c) subject to the provisions of Section 17(d), if termination is (i) by reason of retirement at a time when the Paricipant is entitled to the current receipt of benefits under any retirement plan maintained by the Company or any Subsidiary, or (ii) by reason of disablilty, each Option or SAR held by the Participant may be exercised by the Participant at any time (but not after the expiration date of the Option or SAR) (within one year of termination in the case of ISO's) to the extent of the number of Shares subject to the Option or SAR as of the date of termination;

         (d) if termination is by reason of the death of the Participant, or if the Participant dies after retirement or disability as referred to in Section 17(c), each Option or SAR held by the Participant may be exercised by the Participant's estate, or by any person who acquires the right to exercise the Option or SAR by reason of the Participant's death, at any time within a period of three years after death (but not after the expiration date of the Option or SAR) to the extent of the total number of shares subject to the Option or SAR as of the date of termination; or

         (e) if the Participant should die within three months after voluntary termination of employment or involuntary termination without cause, as contemplated in Section 17(a), each Option or SAR held by the Participant may be exercised by the Participant's estate, or by any person who acquires the right to exercise by reason of the Participant's death, at any time within a period of one year after death (but not after the expiration date of the Option of SAR) to the extent of the number of Shares subjecto to each outstanding Option or SAR as of the date of termination.

18. AMENDMENTS AND TERMINATION
    --------------------------
         The Committee will have the authority to make such amendments to any terms and conditions applicable to outstanding Awards as are consistent with this Plan provided that, except for adjustments under Section 12 hereof, no such action will modify such Award in a manner adverse to the Participant without the Participant's consent except as such modification is provided for or contemplated in the terms of the Award.

         The Board may amend, suspend or terminate the Plan except no such action may be taken, without shareholder approval, which would effectuate any change for which shareholder approval is required pursuant to Section 16 of the Exchange Act.

19. MISCELLANEOUS
    -------------

         Each Award under this Plan shall be evidenced by a written instrument containing such terms and conditions, not inconsistent with this Plan, as the Committee shall approve.

         The granting of an Award under this Plan in any year shall not give the Grantee any right to similar grants in future years or any right to be retained in the employ if the Company or any Subsidiary.

         This Plan shall be governed by and construed in accordance with the laws of the State of New Jersey.


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